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                                                                    Exhibit 23.1

              Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-96298 and No. 333-32039) pertaining to the SanDisk Corporation 1995 Stock Option Plan, 1995 Non-Employee Directors Stock Option Plan and Employee Stock Purchase Plan of SanDisk Corporation of our report dated January 23, 2001 with respect to the consolidated financial statements and schedule of SanDisk Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2000.


                                               /s/ Ernst & Young LLP

San Jose, California
March 28, 2001